UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2024

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K filed by Golden Matrix Group, Inc. (the “Company”, “Golden Matrix”, “we” and “us”) with the Securities and Exchange Commission (the “SEC”) on April 9, 2024, on April 9, 2024, and effective on April 1, 2024, we closed the transactions contemplated by that certain Amended and Restated Sale and Purchase Agreement of Share Capital dated June 27, 2023 (as amended from time to time, the “Purchase Agreement”) between the Company and Aleksandar Milovanović, Zoran Milosevic and Snežana Božović (collectively, the “Sellers”), the owners of Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd, a private limited company formed and registered in and under the laws of the Republic of Serbia (“Meridian Serbia”); Društvo Sa Ograničenom Odgovornošću “Meridianbet” Društvo Za Proizvodnju, Promet Roba I Usluga, Export Import Podgorica, a private limited company formed and registered in and under the laws of Montenegro; Meridian Gaming Holdings Ltd., a company formed and registered in the Republic of Malta; and Meridian Gaming (Cy) Ltd, a company formed and registered in the republic of Cyprus (collectively, the “Meridian Companies”). Pursuant to the Purchase Agreement, we acquired 100% of the Meridian Companies (the “Purchase”).

A requirement of the Purchase was that we pay $18 million to the Sellers on or prior to April 26, 2024 (the “Deferred Closing Payment”), provided that if such amount was not paid by April 26, 2024, any unpaid amount accrues interest at the rate of three percent per annum (from the effective date of the closing) until paid in full, and such amount was not paid by April 26, 2024, and is currently accruing interest.

On May 1, 2024, Meridian Serbia entered into a Facility Agreement dated as of April 30, 2024 (the “Facility Agreement”) with Unicredit Bank Serbia JSC Belgrade (“Unicredit Bank”). Pursuant to the Facility Agreement, and subject to the terms thereof, Unicredit Bank agreed to loan Meridian Serbia up to 2,350,000,000 Serbian dinars (approximately $21,600,000).  At any time from two business days after May 1, 2024 until October 30, 2024, Meridian Serbia may request loans under the Facility Agreement in tranches, subject to the conditions precedent set forth in the Facility Agreement, and up to the maximum amount thereof.

Amounts borrowed under the Facility Agreement are secured by a mortgage on substantially all of Meridian Serbian’s real estate; a pledge by Golden Matrix Group Beograd-Novi Beograd (“Golden Matrix Serbia”)(which is wholly-owned by the Company and which in turn owns 100% of Meridian Serbia) of all of the outstanding capital stock of Meridian Serbia; a pledge by the Company of all of its ownership in Golden Matrix Serbia; and an assignment of Meridian Serbia’s insurance policies. It is also expected that the Facility Agreement will be secured by the terms of a Guaranty Agreement to be entered into by the Company in favor of Unicredit Bank (discussed below).

The Facility Agreement includes certain covenants on Meridian Serbia which are customary for the size and type of transaction evidenced by the Facility Agreement, including requiring Meridian Serbia to insure its properties, provide Unicredit Bank a mortgage over such properties, registering the required pledges, and delivering certain legal opinions.

Amounts borrowed under the Facility Agreement bear interest at the one-month BELIBOR rate, plus 3.15% per annum (currently approximately 8.58689%), payable monthly in arrears.

In connection with the entry into the Facility Agreement, Meridian Serbia agreed to pay Unicredit Bank a structuring fee of 2.5% of the total loan amount (58,750,000 Serbian dinars, approximately $540,000), and also agreed to pay Unicredit a commitment fee of 0.5% of the available amount of the loan, payable monthly during the first six months after the entry into the Facility Agreement, and a prepayment fee of 0.25% of any portion of a loan under the Facility Agreement which is prepaid.

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Amounts borrowed under the Facility Agreement are payable in installments, beginning six months after May 1, 2024, and payable in full by the maturity date, May 1, 2027.

The Facility Agreement includes certain customary representations, warranties and covenants of Meridian Serbia, and requires Meridian Serbia to meet certain annual financial ratios, including maintaining a ratio of net debt/EBITDA of less than or equal to 3.0x, determined on an annual basis, beginning on December 31, 2024. Pursuant to the terms of the Facility Agreement, Meridian Serbia is prohibited from declaring a dividend or making any payment on Meridian Serbia’s share capital, repaying any debt to any of its shareholders, granting loans to any party, or making any payment to any affiliates, without the prior written consent of Unicredit Bank, to the extent any of the forgoing would exceed 6,000,000 Euros (approximately $6,460,000) in aggregate on an annual basis, provided that for 2024, such limit is increased by 20,000,000 Euros (approximately $21,500,000).

Events of default under the Facility Agreement include the failure to timely pay amounts thereunder when due, breaches by Meridian Serbia or us under the Facility Agreement or Guaranty (assuming that is entered into), respectively, and/or other security agreements securing such documents, if Meridian Serbia’s accounts are blocked for more than 15 consecutive days, if Meridian Serbia fails to provide any required security pursuant to the terms of the Facility Agreement within 15 calendar days from the date of Unicredit Bank’s request, if 20% or more of Meridian Serbia’s assets are seized or impaired, by any judgment or order, if a liquidation or bankruptcy of Meridian Serbia occurs, the occurrence of a material adverse effect on Meridian Serbia, if a change of control of Meridian Serbia occurs, or Meridian Serbia’s failure to comply with the required net debt/EBITDA ratio. If an event of default occurs under the Facility Agreement, Unicredit Bank can declare all amounts owed under the Facility Agreement immediately due and payable, prohibit the lending of any additional funds to Meridian Serbia, and charge the amount of default interest as is in compliance with applicable statutory regulations.

As discussed above, we also anticipate entering into a Guaranty Agreement in favor of Unicredit Bank pursuant to which we are expected to guaranty the full amount of any borrowing of Meridian Serbia.

The foregoing description of the Facility Agreement is not complete and is subject to, and qualified in its entirety by reference to the Facility Agreement filed herein as Exhibit 10.1, which is incorporated into this Item 1.01 by reference in its entirety.

No amounts have been borrowed from Unicredit Bank to date, provided that Meridian Serbia expects to borrow approximately $21,000,000 from Unicredit Bank within the next few days pursuant to the terms of the Facility Agreement, which funds are expected to be paid to the Sellers to satisfy a portion of the Deferred Closing Payment.

Item 3.03 Material Modification to Rights of Security Holders.

The description of the Facility Agreement, including, but not limited to the working capital restrictions and limitations on the payment of dividends related thereto as set forth in Item 1.01 above, is incorporated by reference into this Item 3.03 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1*	Facility Agreement dated April 30, 2024, by and between Unicredit Bank Serbia JSC Belgrade and Meridian Tech Društvo Sa Ograničenom Odgovornošću Beograd
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: May 7, 2024	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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